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                                                              EXHIBIT 21


                            SUBSIDIARIES OF THE REGISTRANT


NAME                                    JURISDICTION OF INCORPORATION
--------------------------              --------------------------------

The National City Bank                  United States
  of Evansville
Evansville, Indiana

The Peoples National Bank               United States
  of Grayville
Grayville, Illinois

First Kentucky Bank                     Commonwealth of Kentucky
Sturgis, Kentucky

Lincolnland Bank                        State of Indiana
Dale, Indiana

The Bank of Mitchell                    State of Indiana
Mitchell, Indiana

Pike County Bank                        State of Indiana
Petersburg, Indiana

White County Bank                       State of Illinois
Carmi, Illinois

Alliance Bank                           State of Indiana
Vincennes, Indiana

The First National Bank                 United States
  of Wayne City
Wayne City, Illinois

First Federal Savings Bank              United States
  of Leitchfield
Leitchfield, Kentucky

First National Bank                     United States
  of Bridgeport
Bridgeport, Illinois

First Bank of Huntingburg               State of Indiana
Huntingburg, Indiana

Vernois Bancshares, Inc.                State of Illinois
Mt. Vernon, Illinois

NCBE Leasing Corp.                      State of Indiana
Evansville, Indiana

Twenty-One Southeast Third              State of Indiana
  Corporation
Evansville, Indiana